UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2008

ETHANEX ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-129810	20-5458472
(Commission File Number)	(IRS Employer Identification No.)

14500 Parallel Road, Suite A, Basehor, KS	66007
(Address of Principal Place of Executive Offices)	(Zip Code)

(913) 721-5800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders

The information set forth in Item 8.01 is incorporated herein by reference.

Item 8.01  Other Events

The one-for-ten reverse stock split, previously announced on January 11, 2008 and anticipated to be in effect on January 22, 2008, will be effective today, January 24, 2008 and our shares will begin trading on a post-split basis. In connection with the reverse stock split, the Company has been assigned a new stock symbol. The Company's shares were previously quoted on the OTC Bulletin Board under the stock symbol EHNX and are now reported on the OTC Bulletin Board under the new stock symbol EHTE.

No fractional shares will be issued in connection with the reverse stock split and, in lieu thereof, any fractional share shall be rounded up to the nearest whole share. The exercise price and the number of shares of common stock issuable under the Company’s outstanding options and warrants will be proportionately adjusted to reflect the reverse stock split.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 24, 2008.

ETHANEX ENERGY, INC.

By:	/s/ David J. McKittrick
David J. McKittrick
Executive Vice President, Chief Financial Officer